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                                                                    EXHIBIT 23.1

                           VonLehman and Company Inc.
               Certified Public Accountants and Business Advisors

                         250 Grandview Drive Suite 300
                       Fort Mitchell, Kentucky 41017-5610

                          4221 Malsbary Road Suite 102
                          Cincinnati, Ohio  45242-5502




                                January 30, 1997



Columbia Federal Savings Bank
2497 Dixie Highway
Ft. Mitchell, KY  41017-3085

                              ACCOUNTANTS' CONSENT

We have issued our report dated October 30, 1997, accompanying the financial statements of Columbia Federal Savings Bank as of September 30, 1997, 1996 and 1995, and for the years ended September 30, 1997, 1996 and 1995, included in the Form AC, Form OC and Form S-1 to be filed with the Office of Thrift Supervision and Securities and Exchange Commission on or about December 17, 1997. We consent to the use of our report; to the statements with respect to our firm appearing under the heading "Legal Matters" in the Prospectus which is included in the Form S-1; to the reference to our firm name under the heading "Principal Effects of the Conversion" in the Prospectus which is included in the Form S-1; to the reference to our firm name under the heading "Experts" in the Prospectus which is included in the Form S-1; and to the filing of our opinion regarding state tax matters, included as Exhibit 8.2 to the Form S-1.




                                    /s/ VonLehman & Company Inc.